Exhibit 4.1
FORM OF CERTIFICATE FOR SHARES OF
8.034% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Number	Shares CUSIP 29472R 207

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS EQUITY LIFESTYLE PROPERTIES, INC. a Corporation Formed Under the Laws of the State of Maryland
THIS CERTIFIES THAT
IS THE OWNER OF
FULLY PAID AND NONASSESSABLE SHARES OF 8.034% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.01 PAR VALUE PER SHARE, OF EQUITY LIFESTYLE PROPERTIES, INC. (the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.
Dated:

Secretary	Vice President
Countersigned and Registered:

American Stock Transfer & Trust Company, LLC
Transfer Agent and Registrar

EQUITY LIFESTYLE PROPERTIES, INC.
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act of (State)

TEN ENT	-as tenants by the entireties

JT TEN	-as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
For Value Received,                                        hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)
Shares of the 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, of the Corporation represented by the within Certificate, and do hereby irrevocably constitute and appoint                                         attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF 5.0% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE NUMBER OR VALUE OF THE OUTSTANDING EQUITY STOCK OF THE CORPORATION (UNLESS SUCH PERSON IS AN EXISTING HOLDER). ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN SHARES OF COMMON STOCK AND/OR PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE CORPORATION IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SECURITIES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION.

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland General Corporation Law with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.